Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Strong First Quarter 2017 Financial Results

– Revenue of $44.3 million exceeded guidance and increased 28.5% year-over-year

– Strong venue acquisition quarter with 17 new DAS venue wins

– Achieved military subscriber penetration of 40.3%, exceeding target range

LOS ANGELES — May 4, 2017 — Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the Company’s financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Financial Highlights

•                  Revenue of $44.3 million increased 28.5% compared to $34.5 million in the first quarter of 2016. Growth was driven by strength in DAS, military and wholesale-Wi-Fi.

•                  DAS revenue of $16.3 million increased 46.4% compared to $11.1 million in the first quarter of 2016. DAS revenue for the quarter was comprised of $11.4 million of build-out project revenue and $4.9 million of access fee revenue.

•                  Military revenue of $12.5 million increased 37.8% compared to $9.1 million in the first quarter of 2016.

•                  Wholesale-Wi-Fi revenue of $6.8 million increased 38.4% compared to $4.9 million in the first quarter of 2016.

•                  Net loss attributable to common stockholders was $(6.9) million, or $(0.18) per diluted share, compared to a net loss of $(10.0) million, or $(0.27) per diluted share, in the first quarter of 2016.

•                  Adjusted EBITDA of $12.4 million increased 118.8% compared to $5.6 million in the first quarter of 2016. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

•                  Net cash provided by operating activities was $25.5 million compared to $41.0 million in the first quarter of 2016.

•                  Free cash flows were $8.0 million compared to $(4.5) million in the first quarter 2016. Free cash flows, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows.”

Business Highlights

•                  The Company delivered one of the largest venue acquisition quarters in its history with the signing of 17 new DAS venues. As of March 31, 2017, there were 19,800 DAS nodes live with another 10,500 nodes in backlog.

•                  Boingo Broadband high-speed Wi-Fi and IPTV services covered 318,000 beds on 59 military bases as of March 31, 2017 compared to 312,000 beds on 58 military bases as of December 31, 2016. Subscriber penetration significantly improved to 40.3% from 34.3% in the fourth quarter of 2016.

Management Commentary

“After a record-setting 2016, our strong results and momentum continued with our tenth consecutive quarter of double-digit, year-over-year revenue growth which exceeded our guidance,” commented David Hagan, Chief Executive Officer of Boingo Wireless. “We are pleased our net loss attributable to common stockholders was reduced to $6.9 million and Adjusted EBITDA was also very strong with nearly 119% growth over last year, which represents our seventh consecutive quarter of EBITDA margin expansion due to strength in DAS, military and Wholesale-Wi-Fi. The first quarter was the second largest venue acquisition quarter in our Company’s history with the addition of 17 new DAS venues, including five Hawaiian airports, the new Transbay Transit Center in San Francisco and nine PATH stations in New York. Additionally, we achieved an important milestone in Military, exceeding 40% subscriber penetration for the first time with the addition of 21,000 new subscribers.”

Mr. Hagan continued, “We made excellent progress with carrier offload during the first quarter as the number of Passpoint enabled devices with the ability to connect to our network more than doubled during the quarter. We expect carrier offload growth to be strong in the coming years as the carriers continue to ramp. In addition, we remain excited about the opportunity for small cell deployments to enable our business to expand into new venues. We believe the investments we have made over the past few years, coupled with our ability to leverage significant favorable industry dynamics, provide us with a long runway for continued growth.”

Business Outlook

Boingo Wireless is initiating guidance for the second quarter ending June 30, 2017 and is reiterating guidance for the full year ending December 31, 2017, as follows:

Second Quarter 2017

•                  Revenue is expected to be in the range of $43.5 million to $47.5 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(8.5) million to $(5.5) million, or a net loss of $(0.22) to $(0.14) per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $11.0 million to $14.0 million. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA — Guidance.”

Full Year 2017

•                  Revenue is expected to be in the range of $180.0 million to $188.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(29.0) million to $(25.0) million, or a net loss of $(0.74) to $(0.64) per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $51.0 million to $56.0 million.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its first quarter 2017 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, May 4, 2017. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 and enter the passcode: 13658019 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 689-8562 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the Company’s website at http://investors.boingo.com. In addition, a supplement reflecting the Company’s key business metrics will be made available in the Investor Relations section of the Company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flows as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax expense, interest and other (income) expense, net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. Adjusted EBITDA for 2016 excludes charges related to the Company’s contested proxy election for the 2016 annual meeting of stockholders because they represent non-recurring charges and are not indicative of the underlying performance of the Company’s business operations.

The Company defines free cash flows as net cash provided by operating activities, less purchases of property and equipment. Boingo Wireless believes that free cash flows provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company’s operations after the purchases of property and equipment, that can be used for strategic opportunities. Free cash flows should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Boingo’s vast footprint of small cell networks covers more than a million and a half DAS and Wi-Fi locations and that we estimate reaches more than 1 billion consumers annually — in places as varied as airports, stadiums, arenas, universities, and military bases. For more information about Boingo, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans, future guidance and future growth opportunities. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company’s ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, its ability to maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2016 filed with the SEC on March 13, 2017, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016

Revenue	$44,333	$34,499
Costs and operating expenses:
Network access	19,407	14,678
Network operations	11,263	10,450
Development and technology	6,334	5,353
Selling and marketing	4,893	4,668
General and administrative	8,103	8,152
Amortization of intangible assets	911	865
Total costs and operating expenses	50,911	44,166
Loss from operations	(6,578)	(9,667)
Interest and other income (expense), net	4	(30)
Loss before income taxes	(6,574)	(9,697)
Income tax expense	199	238
Net loss	(6,773)	(9,935)
Net income attributable to non-controlling interests	107	49
Net loss attributable to common stockholders	$(6,880)	$(9,984)

Net loss per share attributable to common stockholders:
Basic	$(0.18)	$(0.27)
Diluted	$(0.18)	$(0.27)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	38,712	37,554
Diluted	38,712	37,554

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$18,978	$19,485
Accounts receivable, net	28,150	42,978
Prepaid expenses and other current assets	5,587	5,344
Total current assets	52,715	67,807
Property and equipment, net	250,935	250,765
Goodwill	42,403	42,403
Intangible assets, net	12,867	13,783
Other assets	6,228	6,223
Total assets	$365,148	$380,981

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,036	$15,516
Accrued expenses and other liabilities	25,327	27,723
Deferred revenue	55,081	50,869
Current portion of long-term debt	875	1,094
Current portion of capital leases and notes payable	4,243	3,993
Total current liabilities	95,562	99,195
Deferred revenue, net of current portion	150,764	152,719
Long-term debt	10,656	15,875
Long-term portion of capital leases and notes payable	4,128	4,612
Deferred tax liabilities	3,386	3,208
Other liabilities	6,723	6,826
Total liabilities	271,219	282,435

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 38,951 and 38,562 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	4	4
Additional paid-in capital	213,510	211,275
Accumulated deficit	(119,481)	(112,601)
Accumulated other comprehensive loss	(808)	(870)
Total common stockholders’ equity	93,225	97,808
Non-controlling interests	704	738
Total stockholders’ equity	93,929	98,546
Total liabilities and stockholders’ equity	$365,148	$380,981

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(6,773)	$(9,935)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	14,985	10,308
Amortization of intangible assets	911	865
Bad debt expense	2	—
Loss on disposal of fixed assets	9	19
Stock-based compensation	3,044	3,605
Change in deferred income taxes	121	140
Changes in operating assets and liabilities:
Accounts receivable	14,844	845
Prepaid expenses and other assets	(301)	(149)
Accounts payable	(2,434)	4,659
Accrued expenses and other liabilities	(1,132)	726
Deferred revenue	2,256	29,954
Net cash provided by operating activities	25,532	41,037
Cash flows from investing activities
Purchases of property and equipment	(17,491)	(45,522)
Payments for asset acquisition	(1,150)	—
Net cash used in investing activities	(18,641)	(45,522)
Cash flows from financing activities
Proceeds from credit facility	—	5,000
Principal payments on credit facility	(5,438)	(219)
Debt issuance costs	—	(124)
Proceeds from exercise of stock options	439	1,470
Payments of capital leases and notes payable	(844)	(718)
Payments of withholding tax on net issuance of restricted stock units	(1,562)	(999)
Net cash (used in) provided by financing activities	(7,405)	4,410
Effect of exchange rates on cash	7	8
Net decrease in cash and cash equivalents	(507)	(67)
Cash and cash equivalents at beginning of period	19,485	14,718
Cash and cash equivalents at end of period	$18,978	$14,651
Supplemental disclosure of non-cash investing and financing activities
Property and equipment costs in accounts payable, accrued expenses and other liabilities	$13,797	$18,831
Purchase of equipment and prepaid maintenance services under capital financing arrangements	$574	$1,372
Non-controlling interest distributions declared but unpaid	$125	$—

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2017	2016

Net loss attributable to common stockholders	$(6,880)	$(9,984)
Depreciation and amortization of property and equipment	14,985	10,308
Stock-based compensation expense	3,044	3,605
Amortization of intangible assets	911	865
Income tax expense	199	238
Interest and other (income) expense, net	(4)	30
Non-controlling interests	107	49
Contested proxy election expense	—	538
Adjusted EBITDA	$12,362	$5,649

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA - Guidance

(Unaudited)

(In millions)

	Three Months Ended June 30, 2017		Year Ended December 31, 2017
	Low	High	Low	High

Net loss attributable to common stockholders	$(8.5)	$(5.5)	$(29.0)	$(25.0)
Depreciation and amortization of property and equipment	15.4		63.0	64.0
Stock-based compensation expense	2.9		12.0
Amortization of intangible assets	0.9		3.6
Income tax expense and interest and other expense, net	0.2		0.9
Non-controlling interests	0.1		0.5
Adjusted EBITDA	$11.0	$14.0	$51.0	$56.0

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2017	2016

Net cash provided by operating activities	$25,532	$41,037
Purchases of property and equipment	(17,491)	(45,522)
Free cash flows	$8,041	$(4,485)

Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2017	2016
Revenue:
DAS	$16,256	$11,106
Military	12,541	9,098
Wholesale—Wi-Fi	6,831	4,937
Retail	6,415	6,914
Advertising and other	2,290	2,444
Total revenue	$44,333	$34,499

Boingo Wireless, Inc.

Key Business Metrics

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2017	2016
Key business metrics:
DAS nodes(1)	19.8	12.5
DAS nodes in backlog(2)	10.5	5.2
Subscribers—military(3)	128	69
Subscribers—retail(3)	194	187
Connects(4)	43,077	30,353

(1)                                 This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)                                 This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)                                 This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

(4)                                 This metric shows how often individuals connect to the Company’s global Wi-Fi network in a given period. The connects include retail and wholesale customers in both customer pay locations and customer free locations where Boingo is a paid service provider or receives revenue sponsorship or promotion fees. The Company counts each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24 hour period. This measure is an indicator of paid activity throughout Boingo’s network.

CONTACTS:

PRESS:

Lauren de la Fuente

Vice President, Marketing and Communications

ldelafuente@boingo.com

(310) 405-8517

INVESTORS:

Kimberly Orlando

ADDO Investor Relations

korlando@addoir.com

(310) 829-5400